AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1995
                                                    REGISTRATION NO. 33-
                                                                        -------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               NO. 41-0747868
  (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    DEKALB ENERGY COMPANY STOCK OPTION PLAN
                 DEKALB ENERGY COMPANY LONG TERM INCENTIVE PLAN
                           (FULL TITLES OF THE PLANS)

                                Z.S. KOBIASHVILI
                       VICE PRESIDENT AND GENERAL COUNSEL
                               APACHE CORPORATION
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
       Title of                                Proposed Maximum     Proposed Maximum
   Securities to be            Amount to be   Offering Price Per   Aggregate Offering   Amount of Registration
      Registered                Registered        Share (1)             Price (1)              Fee (1)
- -----------------------------------------------------------------------------------------------------------
    Common Stock, par
  value $1.25 per share,        6,575 shares        $28.75             $189,031                $100
  and associated Common            (3)
Stock Purchase Rights(2)
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for May 24, 1995; however such fee shall not be less than $100.

(2) Common Stock Purchase Rights are evidenced by certificates for shares of the Common Stock and automatically trade with the Common Stock. Value attributable to such Common Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(3) Number of shares of the Common Stock required to cover the employee stock options granted under the above-named plans and assumed by the registrant pursuant to the Amended and Restated Agreement and Plan of Merger, dated December 21, 1994, among Apache Corporation, XPX Acquisitions, Inc. and DEKALB Energy Company.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Annual Report of Apache Corporation (the "Registrant" or "Apache") on Form 10-K for the fiscal year ended December 31, 1994, the Registrant's Current Report on Form 8-K dated March 1, 1995, Amendment No. 1 on Form 8-K/A to the Registrant's Current Report on Form 8-K dated March 1, 1995, and the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

         (2) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The descriptions set forth below of the common stock, $1.25 par value per share ("Apache Common Stock"), of Apache, the preferred stock and the Rights (as defined below) constitute brief summaries of certain provisions of Apache's Restated Certificate of Incorporation, Apache's Bylaws and the Rights Agreement between Apache and First Trust Company, Inc., and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are included under Item 8 as exhibits to this Registration Statement and are incorporated herein by reference.

APACHE COMMON STOCK

         All outstanding shares of Apache Common Stock are fully paid and nonassessable, and all holders of Apache Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Board of Directors of Apache is classified into three groups of approximately equal size, one-third elected each year. Stockholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Apache Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

         Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Apache Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

         The currently outstanding Apache Common Stock and the Rights under Apache's existing Rights Agreement are listed on the New York Stock Exchange and the Chicago Stock Exchange. Apache's current policy is to reserve one share of Apache Common Stock for each share issued in order to provide for possible exercises of Rights under Apache's existing Rights Agreement.

         Norwest Bank Minnesota, National Association, is the transfer agent and registrar for Apache Common Stock. Apache typically mails its annual report to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Apache Common Stock at their addresses shown on the books of the transfer agent and registrar.

RIGHTS

         On January 10, 1986, the Board of Directors declared a dividend of one right to purchase one share of Apache Common Stock at $50 per share (subject to adjustment) on each outstanding share of Apache Common Stock (the "Rights"). The Rights are exercisable only after a person (other than Apache or its employee benefit plans), together with all persons acting in concert with it, has acquired 20 percent or more of the Apache Common Stock, or has commenced a tender offer for 30 percent or more of the Apache Common Stock. If Apache or a 20 percent stockholder of Apache engages in certain transactions, the Rights become exercisable for Apache Common Stock or the common stock of a corporation acquiring Apache (as the case may be). Apache may redeem the Rights at a specified price at any time until ten business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Apache Common Stock. The Rights will expire on January 31, 1996, unless earlier redeemed by Apache. Unless the Rights have been previously redeemed, all shares of Apache Common Stock will include Rights, including the Apache Common Stock issuable under the terms of certain employee stock options assumed by the registrant pursuant to the Amended and Restated Agreement and Plan of Merger, dated December 21, 1994, among Apache, XPX Acquisitions, Inc. and DEKALB Energy Company ("DEKALB").

PREFERRED STOCK

         No preferred stock is outstanding. Shares of preferred stock may be issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof (including conversion into or exchange for Apache Common Stock or other securities of Apache or its subsidiaries), as may be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Apache has no current plans to issue any preferred stock.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because the person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) the person shall not have been adjudged liable to the corporation. The indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring the officers and directors of Apache and its subsidiaries against certain liabilities for actions taken in their capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article VII of Apache's Bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the DGCL. Additionally, Article Seventeen of Apache's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by a director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law; (iv) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); and (v) for transactions from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
- ------           ----------------------
4.1              Restated Certificate of Incorporation of Apache Corporation
                 (incorporated by reference to Exhibit 3.1 to Apache's Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1993, Commission File No. 1-4300)

4.2              Bylaws of Apache Corporation (incorporated by reference to
                 Exhibit 3.3 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No.
                 1-4300)

4.3 Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Apache's
                 Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on May 16, 1986)

4.4 Rights Agreement dated as of January 10, 1986, between Apache and First Trust Company, Inc., rights agent, relating to the declaration of Rights to Apache's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No.
                 1-4300)

4.5              Indenture dated as of May 15, 1992, among Apache and Norwest
                 Bank, Minnesota, N.A. as trustee, relating to Apache's 9.25%
                 Notes due 2002 (incorporated by reference to Exhibit 4.01 to Apache's Registration Statement on Form S-3, Registration No.
                 33-47363, filed with the Commission on April 21, 1992)

4.6              Fiscal Agency Agreement dated as of January 4, 1995, between
                 Apache and Chemical Bank, as fiscal agent, relating to Apache's 6% Convertible Subordinated Debentures due 2002
                 (incorporated by reference to Exhibit 99.2 to Apache's Current
                 Report on Form 8-K/A dated December 6, 1994, Commission File
                 No. 1-4300)

4.7              Amended and Restated Agreement and Plan of Merger among
                 Apache, XPX Acquisitions, Inc. and DEKALB, dated December 21,
                 1994 (incorporated by reference to Exhibit 2.1 to Amendment
                 No. 3 to Apache's Registration Statement on Form S-4,
                 Registration No. 33-57321, filed April 14, 1995)

4.8              DEKALB Stock Option Plan and form of Stock Option Agreement
                 (incorporated by reference to Exhibits 10.3 and 10.4 to Amendment No. 1 to DEKALB's Annual Report on Form 10-K for the fiscal year ended August 31, 1986, Commission File No. 0-2886)

4.9              DEKALB Long-Term Incentive Plan (incorporated by reference to
                 Exhibit 10.16 to DEKALB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990, Commission File No. 0-2886)

 *5.1 Opinion of legal counsel regarding legality of securities being registered

*23.1            Consent of Arthur Andersen LLP

 23.2            Consent of legal counsel included in Exhibit 5.1

*23.3            Consent of Ryder Scott Company Petroleum Engineers

 24.1            Power of Attorney included in Part II of the Registration
                 Statement

- -------------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                            APACHE CORPORATION




Date: May 30, 1995                      By: /s/ Raymond Plank
                                            ------------------------------------
                                            Raymond Plank,
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         The officers and directors of Apache Corporation, whose signatures appear below, hereby constitute and appoint Z. S. Kobiashvili, Mark A. Jackson and Clyde E. McKenzie, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any amendment(s) to this Registration Statement and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.*




SIGNATURE                          TITLE                                 DATE
- ---------                          -----                                 ----
/s/ Raymond Plank                  Chairman and Chief Executive
- ------------------------------      Officer (Principal Executive
Raymond Plank                         Officer)                       May 30, 1995


/s/ Mark A. Jackson                Vice President, Finance           May 30, 1995
- ------------------------------
Mark A. Jackson


/s/ R. Kent Samuel                 Controller and Chief
- ------------------------------      Accounting Officer
R. Kent Samuel                       (Principal Accounting
                                       Officer)                      May 30, 1995

*  Apache Corporation does not have a Principal Financial Officer.

SIGNATURE                            TITLE                DATE
- ---------                            -----                ----
/s/ Frederick M. Bohen               Director
- -------------------------------
Frederick M. Bohen                                     May 30, 1995


/s/ Virgil B. Day                    Director
- -------------------------------
Virgil B. Day                                          May 30, 1995


/s/ G. Steven Farris                 Director
- -------------------------------
G. Steven Farris                                       May 30, 1995


/s/ Randolph M. Ferlic               Director
- -------------------------------
Randolph M. Ferlic                                     May 30, 1995


/s/ Eugene C. Fiedorek               Director
- -------------------------------
Eugene C. Fiedorek                                     May 30, 1995


/s/ W. Brooks Fields                 Director
- -------------------------------
W. Brooks Fields                                       May 30, 1995


/s/ Robert V. Gisselbeck             Director
- -------------------------------
Robert V. Gisselbeck                                   May 30, 1995


/s/ Stanley K. Hathaway              Director
- -------------------------------
Stanley K. Hathaway                                    May 30, 1995


/s/ John A. Kocur                    Director
- -------------------------------
John A. Kocur                                          May 30, 1995


/s/ Jay A. Precourt                  Director
- -------------------------------
Jay A. Precourt                                        May 30, 1995


/s/ Joseph A. Rice                   Director
- -------------------------------
Joseph A. Rice                                         May 30, 1995

                              INDEX TO EXHIBITS

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
- ------           ----------------------
4.1              Restated Certificate of Incorporation of Apache Corporation
                 (incorporated by reference to Exhibit 3.1 to Apache's Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1993, Commission File No. 1-4300)

4.2              Bylaws of Apache Corporation (incorporated by reference to
                 Exhibit 3.3 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No.
                 1-4300)

4.3 Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Apache's
                 Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on May 16, 1986)

4.4 Rights Agreement dated as of January 10, 1986, between Apache and First Trust Company, Inc., rights agent, relating to the declaration of Rights to Apache's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No.
                 1-4300)

4.5              Indenture dated as of May 15, 1992, among Apache and Norwest
                 Bank, Minnesota, N.A. as trustee, relating to Apache's 9.25%
                 Notes due 2002 (incorporated by reference to Exhibit 4.01 to Apache's Registration Statement on Form S-3, Registration No.
                 33-47363, filed with the Commission on April 21, 1992)

4.6              Fiscal Agency Agreement dated as of January 4, 1995, between
                 Apache and Chemical Bank, as fiscal agent, relating to Apache's 6% Convertible Subordinated Debentures due 2002
                 (incorporated by reference to Exhibit 99.2 to Apache's Current
                 Report on Form 8-K/A dated December 6, 1994, Commission File
                 No. 1-4300)

4.7              Amended and Restated Agreement and Plan of Merger among
                 Apache, XPX Acquisitions, Inc. and DEKALB, dated December 21,
                 1994 (incorporated by reference to Exhibit 2.1 to Amendment
                 No. 3 to Apache's Registration Statement on Form S-4,
                 Registration No. 33-57321, filed April 14, 1995)

4.8              DEKALB Stock Option Plan and form of Stock Option Agreement
                 (incorporated by reference to Exhibits 10.3 and 10.4 to Amendment No. 1 to DEKALB's Annual Report on Form 10-K for the fiscal year ended August 31, 1986, Commission File No. 0-2886)

4.9              DEKALB Long-Term Incentive Plan (incorporated by reference to
                 Exhibit 10.16 to DEKALB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990, Commission File No. 0-2886)

 *5.1 Opinion of legal counsel regarding legality of securities being registered

*23.1            Consent of Arthur Andersen LLP

 23.2            Consent of legal counsel included in Exhibit 5.1

*23.3            Consent of Ryder Scott Company Petroleum Engineers

 24.1            Power of Attorney included in Part II of the Registration
                 Statement

- -------------------
*Filed herewith